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                                                                 EXHIBIT 10.10

                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Agreement") is entered into this 15th day of February, 1996, by and between Park 'N View, Inc., a Delaware corporation ("PNV"), with its headquarters at 3403 N.W. 55th Street, Building #10, Ft. Lauderdale, Florida and Pilot Corporation, a Tennessee corporation ("Operator"), with its headquarters at 5508 Lonas Road, Knoxville, Tennessee, 37909.

         WHEREAS, Operator: (i) currently owns or operates eighty-seven (87) full-service travel plaza truckstops which are located at the addresses listed on Schedule 1 hereto; and (ii) may acquire or contract to operate other full-service travel plaza truckstops, all of the aforesaid hereinafter individually being referred to as a "Truckstop" and collectively being referred to as the "Truckstops"; and

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in their vehicles parked at the Truckstop; and (ii) sell advertising to be broadcast over the System (collectively, the "Services"); and

         WHEREAS, Operator desires to engage PNV to install the System and provide the Services at certain of the Truckstops.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Operator and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

         1. Purpose. The Parties hereby agree that PNV shall install the System at certain of the Truckstops and that the Parties shall operate the System at such Truckstops pursuant to the terms of this Agreement. PNV shall initially install the System at Operator's Truckstop located at Madera, California. PNV shall install the System at such other Truckstops as may be mutually agreed upon by the Parties.

         2.    Installation of Equipment.

               (a) PNV shall, at its sole cost and expense, and in the manner herein provided, install and continually maintain at each Truckstop at which the Services are to be provided equipment consisting of the following:



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                         (i)            equipment necessary for the provision
                                    and distribution of the Services.

                         (ii)           outlet ports to parking spaces to
                                    provide users with access to the Services.

                         (iii)          equipment designed to (a) monitor the
                                    use of the Services and (b) account for all receipts for billing and revenue sharing purposes either independently and/or in conjunction with the Truckstop's existing cash register system.

All of the foregoing equipment as currently used by PNV is described on
Schedule 2 hereto and is hereinafter, together with any additions or deletions to said equipment, collectively referred to as the "PNV Equipment". PNV reserves the right to make additions to and deletions from the PNV Equipment to be installed at each Truckstop. PNV shall provide the Services to at least 75% of the truck parking spaces located at each Truckstop at which it installs the System. The Parties shall mutually determine the precise number and location of the truck parking spaces at which the Services shall be provided taking into account such factors as the cost of construction and implementation, the layout of the parking facilities, the usage of particular parking rows to drop trailers and such other factors as the Parties may deem relevant.

               (b) PNV shall, subject to Operator's prior approval, install, at PNV's sole cost and expense, underground and above ground but not overhead, transmission and distribution cables and equipment through the truck parking areas at each Truckstop (and any Operator owned or managed hotels and motels, located at or adjacent to a Truckstop, as may be mutually agreed) as is necessary and appropriate to install the System and to provide the Services. PNV shall, with Operator's prior consent, have the right to run additional transmission lines under and through each Truckstop, at reasonable times and locations, to serve adjacent properties (including hotels or motels), if in the future any such Truckstop expands its operations to include such properties.

               (c) Operator shall make available to PNV a sufficient area in which to install the PNV Equipment including: (i) such area as is required for the installation of satellite dish(es); (ii) a secured air-conditioned interior area of approximately 50 square feet for the installation of the headend equipment and the telephone and related monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of the equipment required for activation and sale of the Services (hereinafter collectively referred to as the "Equipment Area").



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               (d)       PNV shall be entitled to have continued access to the
Equipment Area and all parking areas for purposes of installing, repairing and monitoring the PNV Equipment, the System and the Services. PNV shall take care and make every reasonable effort to minimize damage and disruption to the premises and Operator's business operations during the installation and operation of the System at each Truckstop. Prior to commencement of any construction, PNV shall obtain Operator's approval of the methods and materials to be used by PNV with respect to the installation of the System. PNV will repair any material damage to the Truckstop which is caused by PNV. However, PNV shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Truckstop.

               (e) PNV shall install the PNV Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of each Truckstop. PNV shall use its best efforts to: (i) minimize the disruption to traffic flow and parking space availability; and (ii) complete the installation of the System at each Truckstop within forty-five (45) days of commencement of the installation at each Truckstop.

               (f) PNV shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with respect to the installation, operation and maintenance of the System and providing the Services. Operator shall assist PNV in obtaining any such licenses, permits, or approvals upon PNV's reasonable request.

               (g) After completion of the installation of the System at a Truckstop, PNV shall provide Operator with written notice of the date on which the sale of the Services shall commence at each such Truckstop (hereinafter referred to as the "Truckstop Service Date").

       3.      Rights and Duties of The Parties With Respect To The PNV
Equipment.

               (a) Notwithstanding the fact that certain parts of the PNV Equipment may be affixed to each Truckstop, the PNV Equipment shall not become a fixture thereto and shall remain the property of PNV. Operator acknowledges that the System, the Services and the PNV Equipment and the manner of its operation and installation are proprietary to PNV. Accordingly, Operator shall use its best efforts to insure that all information and data concerning the System, the Services and the PNV Equipment shall not be divulged, and (except in the case of emergency) that access to the System and the PNV Equipment shall not be given to any person or persons other than personnel authorized by PNV.

               (b) Upon the termination of this Agreement for any reason, PNV shall have the right to: (i) remove, at its sole cost and expense, any or all of the PNV Equipment from each Truckstop; or (ii) sell or lease it to the Operator or its successors, nominees or assignees. PNV shall, if it elects to remove the System, restore each Truckstop as near as reasonably



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possible to the condition of such premises prior to the installation of the
System, normal wear and tear excepted, but shall not be obligated to remove any underground cables.

         4. Programming and Telecommunications Services to Be Provided.

               (a) PNV shall make the Services available on the System as follows:

                         (i)                 PNV shall source and deliver a
                                    programming package consisting of a minimum of eleven (11) channels of entertainment programming. PNV shall pay the cost of all such programming. The current programming schedule to be broadcast by PNV is as set forth on Schedule 3. PNV may, with the prior consent of Operator, make changes to the programming schedule from time to time. If requested by Operator, PNV shall delete one or more channels from the programming schedule and substitute the same with programming mutually agreed to by PNV and Operator.

                         (ii)                In addition to the eleven (11)
                                    channel entertainment lineup, there shall be other channels which shall be used to provide a programming schedule and advertising. PNV shall not permit any individual or entity which owns or operates a truckstop or truckstops to advertise over the System at any of Operator's Truckstops. Net profits (after payment of all "Directly Related Expenses" as defined in Section 8(b) below) generated by advertising on such channels at each Truckstop shall be divided as follows: 50% to PNV and 50% to Operator. All advertising revenue and other revenues and commissions generated by these channels shall not be considered "Gross Receipts" (as defined in Section 8(a)) for purposes of the Agreement.

                         (iii)               PNV may, with the consent of
                                    Operator, provide pay-per-view or other
                                    non-traditional cable channels or services as part of the Services. The net profits (after payment of all Directly Related Expenses) from such additional channels or services shall be divided as follows: 50% to PNV and 50% to Operator. All revenues and commissions generated by these channels shall not be considered Gross Receipts for purposes of the Agreement.

                         (iv)                PNV shall also provide telephone
                                    service to certain parking slots at each Truckstop. PNV's right to provide telephone services to each Truckstop shall be subject to: (a) Operator's legal right to permit PNV to provide such services;



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                                    and (b) any contractual restriction imposed
                                    on Operator which may prohibit PNV from
                                    providing such services. The current
                                    telephone services offered by PNV are set forth on Schedule 4. The fee schedules established for the Services include a charge relating to phone usage and such fees shall be considered Gross Receipts for purposes of this Agreement. PNV shall, with Operator's prior consent, have the right to determine and make changes to the specific types of telecommunication services provided to a particular Truckstop from time to time. If the Parties mutually agree to permit PNV to provide phone service to areas of the Truckstops, other than the parking lot, the Parties shall mutually agree as to the profit allocations with respect to such services.



       5.      Operation of the System and Sale and Promotion of the Services.

               (a) PNV shall, from time to time, at its sole cost and expense, train the Operator and its fuel desk employees with respect to the operation of the point of sale equipment and the sale and promotion of the Services. The Operator and its fuel desk employees shall be responsible for the operation of the point of sale equipment and the sale and promotion of the Services. PNV shall provide follow up training for Operator's personnel during working hours with respect to the sale and promotion of the Services, the operation of the System, and the maintenance of the PNV Equipment as may be reasonably requested by Operator from time to time. PNV shall, with the prior consent of Operator, be entitled to have its own employees or agents engage in the sale and the promotion of the Services at any Truckstop, provided that PNV's employees and agents shall not interfere with the operation of said Truckstop and shall be subject to any restrictions or requirements imposed by Operator.

               (b) Operator shall use its best efforts to assure that the management, fuel desk employees and other personnel promote the use of the Services by the truck drivers frequenting the Truckstop. The Parties may mutually agree from time to time to implement sales incentive programs for the fuel desk employees and other personnel to promote the sale of the Services. The Parties shall share the cost of implementing and funding any such mutually agreed upon incentive programs.

               (c) Operator may develop and supply to PNV, at no cost to PNV, certain advertising and promotional materials relating to the System and the Services. PNV may also develop and supply to Operator, at no cost to Operator, certain advertising and promotional materials relating to the System and the sale of the Services. Subject to each Party's approval



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and consent, Operator and PNV shall make reasonable efforts to utilize and display such materials at each Truckstop in order to promote the sale and promotion of the Services.

       6.      Maintenance of the PNV Equipment and the System.

               (a) PNV shall maintain a good quality signal and reception through the System comparable to the signal and reception supplied for regular television programming and telecommunications services to home consumers.

               (b) The day to day maintenance of the System shall be handled as follows:

                         (i)                 Operator's trained staff members
                                    shall: (i) replace failed connecting drop cables and accessories with equipment to be furnished by PNV at its cost; (ii) maintain the cable and phone boxes in the outside hookups in proper operating order, including cleaning and removal of debris (i.e. oil, dirt, ice, snow, etc.); and
                                    (iii) replace cable and phone connection outlets in the outside hookups with equipment furnished by PNV at its cost.

                         (ii)                If a mechanical problem arises
                                    other than through a failed connecting
                                    cable or accessory, Operator shall contact
                                    PNV by telephone at PNV's office. Unless extenuating circumstances exist, PNV shall, within forty-eight (48) hours, either authorize Operator to contact a designated repair technician or dispatch a designated repair technician to make the necessary repairs to the System. Charges for repairs will be billed directly to PNV.

       7.      Term.

               (a) Subject to Sections 7(b) and 16, the term of this Agreement, as it applies to each Truckstop at which the System is installed, shall be for a period of five (5) years commencing on the Truckstop Service Date and terminating on the fifth anniversary of the Truckstop Service Date (the "Term"). Subject to Section 7(b) and Section 16, the Term shall automatically be extended for a five (5) year renewal period (the "Automatic Renewal Term") provided that, as a condition to the commencement of the Automatic Renewal Term, Operator shall be entitled to receipt of the increased percentage of Gross Receipts set forth in Section 8(a). Notwithstanding the foregoing, the Term and Automatic Renewal Term of this Agreement as it applies to each Truckstop at which PNV has installed the System shall be subject to and limited by the term of Operator's lease, if any, of the premises at which said Truckstop is located.



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               (b)       Operator and PNV hereby acknowledge and agree that
either party shall have the right to terminate this Agreement as it applies to one or more Truckstops if: (i) such Truckstop does not have average gross revenue of $35 per wired stall per month during any six (6) month period, the Parties have jointly implemented a plan to increase revenue at such Truckstop and the average gross revenue does not exceed $35 per wired stall per month at such Truckstop during the three (3) month period following implementation of such plan; or (ii) Operator reasonably believes that the PNV Equipment and the System is obsolete, Operator reasonably requests that PNV install new equipment and PNV fails to do so within one hundred fifty (150) days of Operator's request.

       8.      Fees.

               (a) The monthly Gross Receipts derived at each Truckstop shall be allocated between PNV and Operator as follows: (i) during the Term, sixty-five percent (65%) to PNV and thirty-five percent (35%) to Operator; and
(ii) during the Automatic Renewal Term, sixty percent (60%) to PNV and forty percent (40%) to Operator.

For these purposes, "Gross Receipts" for any period shall mean the aggregate gross amount collected by the Operator, during any calendar month, from the sale of the Services during such period less the amount of taxes, if any, which are required to be charged by Operator to the user of the Services and less any refunds for faulty service or equipment. Notwithstanding the foregoing, for purposes of this Agreement, "Gross Receipts" shall not include any revenue received by PNV or the Operator for: (i) advertising displayed by PNV pursuant to Section 4(a)(ii) or; (ii) pay-per-view or other additional channels or services provided as part of the Services pursuant to Section 4(a)(iii).

               (b) Net profits (after payment of all Directly Related Expenses) generated by the services provided pursuant to Sections 4(a)(ii) and 4(a)(iii) shall be divided as follows: 50% to PNV and 50% to Operator. For these purposes, "Directly Related Expenses" shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to transmit advertising over the System, including, without limitation, loop tape players and loop tapes; (ii) sale, promotion and production of advertising programs; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising; and (iv) fees paid to pay-per-view programmers. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to transmit advertising over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising over the System.

               (c) Operator shall collect all applicable fees and taxes from customers who purchase the Services at the Truckstop and shall secure and account for all funds so collected. Billing is to be made on a unit basis in accordance with the rates and procedures to be



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established by PNV from time to time. Operator shall not be responsible for collecting or accounting for fees and taxes obtained from customers who use PNV's automated telephone activation service. PNV may, with Operator's prior consent, which shall not be unreasonably withheld, adjust the charge per use for any particular Service and shall notify Operator in writing of such change and the effective date of the change.


               (d) Operator shall collect all applicable fees and taxes from the users who purchase the Services directly from Operator. Operator shall not be responsible for collection of fees and taxes from those users who purchase the Services through PNV's automated phone activation program. Billing is to be made on a unit basis in accordance with the rates and procedures specified by PNV from time to time. Any taxes due on the Services purchased directly through Operator are to be collected by Operator from the user over and above the charge established by PNV for the particular Services and said taxes shall be remitted by Operator to the proper governmental agency. PNV shall be responsible for the payment of all taxes due with respect to amounts collected by PNV from users who purchase the Services through PNV's automated phone activation program.

               (e) All Gross Receipts and other revenues collected by Operator with respect to the sale of the Services shall be remitted to PNV on a monthly basis. All amounts due to or from Operator and PNV for each calendar month shall be paid to Operator by PNV within ten (10) days of the close of each calendar month.

               (f) Upon request by PNV, but not more than once a week, Operator shall inform PNV of: (i) the amount of the use of the Services; (ii) the amount of the Gross Receipts and other revenue received with respect to the sale of the Services, cable drops, adapters, connectors and telephones; (iii) the amount of the taxes collected by the Operator; and (iv) other operating data relating to the System as PNV may reasonably request.

               (g) The books and records of the Operator and PNV pertinent to the Gross Receipts and other revenue and taxes received with respect to the sale of the Services for any calendar month shall be open for inspection and audit by an authorized representative of either Operator or PNV upon five (5) business days notice to said party. Upon request, PNV shall provide Operator with detailed summaries of all Directly Related Expenses incurred with respect to the sale of programming and advertising pursuant to Sections 4(a)(ii) and (iii). Operator shall have the right to review and discuss with PNV the appropriateness of items included in the calculation of Directly Related Expenses.

       9.      Exclusivity.

               (a) Subject to the provisions of Section 1 hereof, PNV shall, for a period of thirty-six (36) months from the date of this Agreement, have the exclusive right to install the System and provide the Services to each Truckstop and any additional truckstops in which



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Operator acquires an interest (whether owned, leased or operated under a contract or some similar agreement), provided that, such additional truckstop is not prohibited from entering into a contract with PNV pursuant to an existing contractual obligation.

               (b) PNV shall during the Term of this Agreement (and any renewal term) have: (i) the exclusive right to sell to Operator at competitive prices coaxial and phone cables for use with the Services provided by PNV; and
(ii) the nonexclusive right to sell to Operator television, telephone and cable accessories and adapters for use with the Services. After purchasing the foregoing items from PNV, Operator shall be entitled to resell such items to its customers and retain all profits from such resales.

               (c) For a period of six (6) months from the date of this Agreement, PNV shall not install the System or provide the Services to any truckstop owned or operated by Flying J or any of its affiliates. Upon the expiration of said six (6) month period, the Parties shall discuss the continuation of the foregoing provision or some modified version of the same.

       10. Rights Granted to PNV. Operator hereby grants and conveys to PNV, for the Term of this Agreement (and any renewal term), access to the premises of each Truckstop at which the System is installed for purposes of maintaining, repairing, replacing and operating the System and providing the Services.


       11.     Representations and Warranties of PNV.

               (a) PNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

               (b) The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.



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


               (c) PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

               (d)       All of the information contained in the
representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

       12.     Representations and Warranties of Operator.

               (a) Operator is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by Operator has been duly authorized by all necessary corporate action of Operator. This Agreement and each of the other documents to be executed and delivered by Operator pursuant to this Agreement have been duly executed and delivered by Operator and are the valid and binding obligations of Operator enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by Operator pursuant to this Agreement will not: (i) conflict with or violate any provision of Operator's Articles of Incorporation, By-laws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Operator; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Operator.

               (c) Operator is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

               (d)       All of the information contained in the
representations and warranties of Operator set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.



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       13.     Risk of Loss and Insurance; Indemnification.

               (a) PNV shall bear the risk of loss and hereby indemnifies Operator for: (i) damage to or destruction of the PNV Equipment and the System installed at each Truckstop which is caused by the negligence or willful misconduct of PNV, its employees, contractors, agents and customers; and (ii) injury to persons or damage to property arising from the installation, operation or repair of the PNV Equipment and the System (except to the extent such damage is occasioned by any act, omission or negligence of Operator, its employees, contractors or agents).

               (b) Operator shall be responsible for the repair or replacement of the PNV Equipment resulting from damage or destruction caused by the negligence or willful misconduct of the Operator, its employees, contractors or agents.

               (c) Both Operator and PNV shall maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive public liability insurance in the minimum amount of $1,000,000 providing coverage at each Truckstop at which the Services are provided against any claims relating to the operation or use of the System or the sale or provision of the Services and shall ensure that each Party is named as an additional insured in respect of such insurance or is otherwise covered as its interest may appear. PNV shall provide Operator with a certificate of insurance evidencing insurance coverage in compliance with this Section 13(c). PNV and Operator shall review the amount and terms of PNV's insurance coverage on an annual basis and make such adjustments as may be reasonably necessary based upon the prior years' claims experience.

       14. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of any party acting in a reasonable business-like manner, whether similar or dissimilar to the causes enumerated above.

       15.     Assignment.

               (a) Operator may sell, assign, transfer or otherwise dispose of its interest in one or more of the Truckstops (through a change of control or otherwise) provided that the acquiror of such interest or assets shall assume the Operator's rights and obligations hereunder and shall be bound by the terms of this Agreement, in which case, PNV shall recognize the acquiror of such Truckstop as its Operator for purposes of this Agreement.

               (b) PNV may pledge its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor as collateral. PNV may sell, assign, transfer or otherwise dispose of its interest in this Agreement, provided that the acquiror of such interest is not the owner or operator of one or



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more truckstops and provided further that said acquiror shall assume all of
PNV's rights and obligations hereunder and shall be bound by the terms of this Agreement.

       16. Breach. In the event that either party shall fail in any material respect to perform any obligation under this Agreement, the other party may in writing notify the non-performing party that such failure constitutes a breach. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching party may terminate this Agreement by notice to the breaching party.

       17. Ownership and Confidentiality. Operator recognizes and agrees that PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System and the PNV Equipment. Operator recognizes the proprietary nature of the concept and the design of the System, the PNV Equipment and the Services. Accordingly, Operator agrees to maintain and cause each of its employees and agents to maintain and keep strictly confidential all information that it obtains or receives in conjunction with the System, the PNV Equipment and the Services. Operator further agrees that the "Park N' View" name and logo shall be and remain the property of PNV and all references by Operator to the System or the Services shall incorporate and/or refer to PNV by its full name (Park N' View), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name, Park 'N View, is, or will be, a registered service mark of PNV and to the extent required by PNV, Operator shall execute a no cost limited license agreement for the use of such service mark.


       18.     General Provisions.

               (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:






                 To PNV:                     Ian Williams
                                             President
                                             Park 'N View, Inc.
                                             3403 N.W. 55th Street
                                             Building #10
                                             Ft. Lauderdale, Florida 33309
                                             Fax Number: (305) 730-2298

                 With a copy to:               James M. O'Connell, Esq.
                                                        Petree Stockton, L.L.P.
                                               4101 Lake Boone Trail
                                               Suite 400
                                               Raleigh, North Carolina 27607
                                               Fax Number:  (919) 420-1800


                 To Operator:                  Jeffrey Cornish
                                               Pilot Corporation
                                               5508 Lonas Road
                                               Knoxville, Tennessee  37909
                                               Fax Number:  (423) 450-2850

                 With a copy to:               Thomas Dickinson, Esq.
                                               Hodges, Doughty & Carson
                                               617 Main Street
                                               Knoxville, Tennessee  37902
                                               Fax Number:  (423) 544-2014


All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 18(a).

               (b) Expenses. Each party agrees to pay, without right of reimbursement from any other party, its costs relating to the preparation of this Agreement and the performance of its obligations hereunder, including without limitation, fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

               (c) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

               (d) Press Releases. To the extent practical, PNV and Operator shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV or Operator from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. To the extent practical, all public disclosures shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

               (e)       Section Headings.   The section headings in this
Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

               (f) Applicable Law. This agreement shall be governed in all respects by the laws of the State of Florida.

               (g) Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

               (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

               (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this Agreement.

               (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns.

               (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

               (l) Arbitration. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Knoxville, Tennessee in accordance with the then existing rules of the American Arbitration Association. PNV and Operator shall each select one arbitrator, and the two arbitrators shall select a third with the same qualifications. Any decision rendered shall be binding upon the Parties, however, the arbitrators shall have no authority to grant any relief that is inconsistent with this Agreement. The expense of arbitration shall be borne equally by the Parties.

               (m) Favored Nations. PNV agrees that the profit or revenue allocations set forth in Sections 8(a) and 8(b) of this Agreement shall be amended to reflect any increased profit or revenue allocations provided to any other owner or operator of a truckstop, provided that, if the term of the contract with any of such other owner or operator exceeds the Term and Automatic Renewal Term of this Agreement as set forth in Section 7(a), Operator must agree to a comparable extension of the Term and Automatic Renewal Term of this Agreement as a condition to its right to receive the increased profit or revenue allocations.

               (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, Operator and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

WITNESSES:

                                               PARK 'N VIEW, INC., a
                                               Delaware corporation
      /s/ Tony Allen
--------------------------------------
          Tony Allen

                                               By:  /s/ Ian Williams
                                                  -----------------------------
                                                        Ian Williams, President



                                               Pilot Corporation,
                                               a Tennessee corporation

--------------------------------------

                                               By:  /s/ Jeffrey Cornish
--------------------------------------            -----------------------------
                                                        Jeffrey Cornish

                                   SCHEDULE 1
                      LIST OF TRUCKSTOPS OWNED OR OPERATED
                                  BY OPERATOR

---------------------------------------------------------------------------------------------------------------
STORE        Reg.     Manager                           Address                                       Phone/Fax
---------------------------------------------------------------------------------------------------------------
219 tc       2        Paul LaRue                  7200 Straw Pines Pike                        (423)  523-0348
                                                  I-40 (Exit 398)                              Fax:   522-8640
                                                  Knoxville          TN  37914                 Subway 523-0348

231 tc       11       Al Kupchik                  Route 11, Box 257                            (606)   528-0631
                                                  I-75 at U.S. 25E (Exit 29)                   Fax:    528-1003
                                                  Corbin             KY  40701                 Subway  528-0631

239 tc       1        Joe Lawry                   105 South Carter Road                        (804)   798-3006
                                                  I-95 at Hwy. 54 (Exit 92)                    Fax:    798-2056
                                                  Ashland            VA  23005

245 tc       10       Phil Giurintano             7961 Linglestown Road                        (717)   545-5507
                                                  I-81 & SR 39 (Exit 27)                       Fax:    545-6768
                                                  Harrisburg         PA  17112

250 tc       8        Jeff Cutts                  953 West Beale Street                        (520)   753-1818
                                                  I-40 & SR 93 (Exit 48)                       Fax:    753-2045
                                                  Kingman            AZ  86401                 Subway  753-3660

253 tc       10       Mike Motto                  6010 Pennsville-Auburn Road                  (609)   299-5700
                                                  Exit 2B I-295 at Jersey Tnpk.                Fax:    299-8563
                                                  Carney's Point     NJ  08069                 Subway  299-5700

258 tc       1        David Clark                 2191 Lee Highway South                       (703)   992-2805
                                                  P.O. Box 480                                 Fax:    992-1534
                                                  I-81 (Exit 150 A or B)                       Subway  992-2805
                                                  Troutville         VA  24175

262 tc       8        David Brock                 5240 South Sunland Gin Road                  (520)   836-9681
                                                  (Exit 200)                                   Fax:    836-3255
                                                  Casa Grande        AZ  85222                 Subway  836-9681

263 tc       9        Rick Kallsen                P.O. Box BA, 723 Main Street                 (816)   443-2027
                                                  I-70 (Exit 24)                               Fax:    443-2522
                                                  Grain Valley       MO  64029                 Subway  443-2027

265 tc       2        Jim Easley                  Route 9, 1111 South Jefferson                (615)   528-7100
                                                  I-40 (Exit 287)                              Fax:    528-3893
                                                  Cookeville           TN  38501

266 tc       8        Kym VanDyke                 2681 West Amador                             (505)   523-2700
                                                  I-10 & SR 292 (Exit 139)                     Fax:    525-8222
                                                  Las Cruces           NM  88005               Subway  523-2700

268 tc       9        Jerry Reynolds              2975 North Plainview Road                    (319)   284-5074
                                                  I-80 & Co. Rd. Y-40 (Exit 284)               Fax:    284-5076
                                                  Walcott              IA  52773               Subway  284-5152

270 tc       3        Lou Sakacsi                 400 Lovell Road                              (423)   966-0445
                                                  I-40 (Exit 374)                              Fax:    966-2918
                                                  Knoxville            TN  37923               Wendy's 966-0447

271 tc       9        John Bolland                2501 Burr Street                             (219)   844-2661
                                                  Gary                 IN  46406               Fax:    844-7957
                                                                                               Subway  844-4161

272 tc       17       Tommy Bradshaw              800 Club Road                                (501)   732-1272
                                                  I-40/55 (Exit 280)                           Fax:    732-1280
                                                  West Memphis         AZ  72301               Subway  732-1272

273 tc       18       Jim Williams                113011-40 East                               (806)   335-363
                                                  Amarillo             TX  79111               Fax:    335-2394
                                                                                               Arby's  335-2003

275 tc       15       Brian Cooper                3807 Statesville Avenue                      (704)   358-1006
                                                  I-85/77 (Exit 39)                            Fax:    358-1506
                                                  Charlotte            NC  28206               Subway  358-1006

276 tc       2        Jim Young                   I-40 at Highway 13                           (615)   296-4805
                                                  Route 1, Box 76D (Exit 143)                  Fax:    296-5024
                                                  Hurricane Mills      TN  37078               Subway  296-4805

278 tc       12       Dave Howard                 118 Richwood Road                            (606)   485-6100
                                                  I-75 (Exit 175)                              Fax:    485-6113
                                                  Walton               KY  41094               Travelers' Cafe

280 tc       10       John Brown                  I-78 & SR 173                                (908)   479-6443
                                                  Exit 7                                       Fax:    479-6394
                                                  Bloomsbury           NJ  08804               Subway  479-6443

281 tc       13       Gary Mooney                 2786 Salt Springs Road                       (216)   530-8500
                                                  I-80/Salt Springs Rd. (Exit 226)             Fax:    530-8318
                                                  Girard                  OH  44420            Arby's  530-5100

282 tc       8        Chuck Smith                 2591 Commerce Parkway                        (619)   253-2861
                                                  I-15 & Lenwood Road                          Fax:    253-2863
                                                  Barstow                 CA  92311            DQ      253-2861

283 tc       9        Jeff Symon                  U.S. 36/I-57 (Exit 212)                      (217)   253-5474
                                                  RR #1, Box 189-A                             Fax:    253-4115
                                                  Tuscola                 IL  61953

284 tc       13       Steve Schultz               1200 Nadeau Road                             (313)   457-3500
                                                  I-75 @ Nadeau Road (Exit 18)                 Fax:    457-9126
                                                  Monroe                  MI  48161            Arby's  457-3507

285 tc       13       Bob Burns                   10258 Lancaster Road SW                      (614)   928-5588
                                                  I-70 & Highway 37 (Exit 125)                 Fax:    928-6032
                                                  Hebron                  OH  43025            DQ      928-6128

286 tc       12       Mike Stockdale              6141 US 127 North                            (513)   456-6303
                                                  I-70 & SR 127 (Exit 10)                      Fax:    456-6497
                                                  Eaton                   OH  45320            DQ      456-6303

289 tc       9        Dave Darlington             3001 Milwaukee                               (608)   364-3644
                                                  I-43/90 (Exit 185-A)                         Fax:    364-3643
                                                  Beloit                  WI  53511            DQ      364-3648

290 tc       10       Pete Chrystal               31 Heather Lane                              (410)   642-2883
                                                  I-95 & SR 222 (Exit 93)                      Fax:    378-4941
                                                  Perryville              MD  21903            DQ/Subway 642-2694
291 tc       10       John Bowden                 I-95 & SR 207 (Exit 104)                     (804)   448-0102
                                                  P.O. Box 430                                 Fax:    448-1222
                                                  Ruther Glen             VA  22546            DQ/Subway 448-0102

292 tc       2        Ross Adkison                120 West Trinity Lane                        (615)   226-6393
                                                  I-65 & Trinity Lane (Exit 87A)               Fax:    226-6392
                                                  Nashville               TN  37207            Arby's  226-3750

293 tc       14       Larry Ross                  2020 SW 135th Street                         (904)   347-8555
                                                  I-75 & SR 484 (Exit 67)                      Fax:    347-3082
                                                  Ocala                  FL  34476             Arby's/DQT 347-8499

294 tc       16       Massoud Shafizadeh          1670 West 12th Street                        (801)   731-2900
                                                  I-15 (Exit 347)                              Fax:    731-2380
                                                  Ogden                  UT  84404             Taco Bell/DQT/Subway
                                                                                               731-2088

296 tc       13       Tom Hay                     195 Baker Road                               (313)   426-0065
                                                  I-94 & Baker Road                            Fax:    426-0339
                                                  Dexter                 MI  48130             Arby's  426-0814

297 tc       12       Mike Schmitt                5555 E. Margaret Avenue                      (812)   877-9977
                                                  I-70 & SR 46 (Exit 11)                       Fax:    877-9978
                                                  Terre Haute            IN  47803             Arby's  877-1879

298 tc       10       Walt Szczubelek             Route 2, Box 301                             (717)   788-3262
                                                  I-80 & SR 93 (Exit 38)                       Fax:    788-2163
                                                  Drums                  PA  18222             Subway  788-8765

299 tc       9        Steve Hopkins               1522 West Market Street                      (309)   827-7867
                                                  I-55 (Exit 160-A)                            Fax:    827-2355
                                                  Bloomington            IL  61701             Wendy's 829-3826

300 tc       14       Chet Chotkowski             2111 SW Railroad Avenue                      (504)   345-5476
                                                  I-12 & Hwy. 51 (Exit 40)                     Fax:    345-5028
                                                  Hammond                LA  70403             Arby's  345-3419

301 tc       17       Mike Sarvay                 I-55 & St. Jude Road                         (314)   643-2320
                                                  Exit 40                                      Fax:    643-2252
                                                  Marston                MO  63866             Arby's  643-2200

302 tc       14       Steve Skipper               6955 Theodore Dawes Road                     (334)   653-8834
                                                  I-10 (Exit 13)                               Fax:    653-9556
                                                  Theodore               AL  36582             Wendy's 653-8830

306 tc       18       Eugene Palla                5619 IH-10 East                              (210)   661-5353
                                                  I-10/Ackermann Rd. (Exit 582)                Fax:    661-4660
                                                  San Antonio            TX  78219             Arby's  661-5500

307 tc       8        Bill Harmeyer               19997 Indian Avenue (I-10)                   (619)   329-5562
                                                  P.O. Box 1236                                Fax:    329-0083
                                                  N. Palm Springs      CA  92258               Wendy's/DQT
                                                                                               329-7493

308 tc       16       John Christensen            1564 McCue Street                            (307)   742-6443
                                                  I-80 (Exit 310)                              Fax:    742-2576
                                                  Laramie              WY  82070               Wendy's 742-2878

310 tc       15       Skip Detweiler              1405 East Main Street                        (803)   433-1221
                                                  I-85 & SR 290 (Exit 63)                      Fax:    433-1210
                                                  Duncan               SC  29344               Wendy's 433-1301

311 tc       13       John Bailey                 8035 Perry Highway                           (814)   864-8536
                                                  I-90 & SR 97 (Exit 7)                        Fax:    864-0332
                                                  Erie                 PA  16509               Subway/DQT 864-8897

316 tc       8        Dan Wilkinson               4640 Steele Street                           (303)   292-6303
                                                  I-70 & Steele Street                         Fax:    292-3647
                                                  Denver               CO  80216               Wendy's/DQT 292-6927

317 tc       18       Eric Cote                   Route 5, Box 700                             (417)   781-0255
                                                  Highway 43 South                             Fax:    781-0179
                                                  Joplin               MO  64804               Wendy's/DQT 781-0255

318 tc       12       Ken Garber                  4607 South Harding Street                    (317)   783-1033
                                                  I-465 & SR 37 (Exit 4)                       Fax:    783-1186
                                                  Indianapolis         IN  46217               Wendy's/DQT 783-1994

319 tc       11       Rick Neeley                 244 Connector 3 SW                           (706)   277-7934
                                                  I-75/Connector 3 (Exit 135)                  Fax:    277-3337
                                                  Dalton               GA  30720               Arby's/TCBY 277-3002

320 tc       18       Mark Romig                  8181 S. Lancaster Rd. (Exit 470)             (214)   228-9290
                                                  I-20 & IH-635 (LBJ Highway)                  Fax:    228-6764
                                                  Dallas               TX  75241               Wendy's/DQT 224-9732

321 tc       12       Miles Boyd                  11229 Frontage Road                          (606)   485-1327
                                                  Walton               KY  41094               Fax:    485-8519
                                                                                               Subway 485-1327

323 tc       15       Murry Leith                 415 Highway 49 South                         (601)   939-7672
                                                  I-20/US 49 (Exit 47)                         Fax:    939-7686
                                                  Richland             MS  39218               Subway/Krystal
                                                                                                       932-7571

324 tc       9        Patty Jo Hess               13712 Northwestern Avenue                    (414)   835-2292
                                                  I-94 & Highway K (Exit 329)                  Fax:    835-2564
                                                  Franksville          WI  53126                Arby's 835-2417

328 tc       6        Brent Bullough              P.O. Box 4090                                (520)   927-7777
                                                  B-10 Exit 17                                 Fax:    927-7000
                                                  Quartzsite           AZ  85359               Subway/DQT 927-7778

329 tc       18       Kevin Koebel                2647 South 24th Street                       (712)   322-0088
                                                  I-80, I-29 & 24th St. (Exit 1B)              Fax:    322-0236
                                                  Council Bluffs       IA  51501               Arby's

331 tc       15       Dave Carter                 2605 Bouldercrest                            (404)   212-8733
                                                  I-285 (Exit 37)                              Fax:    212-8568
                                                  Atlanta              GA  30316               Wendy's/DQT 212-9264

332 tc       18       Darrin Spence               3300 Highway 391 North                       (501)   945-2226
                                                  North Little Rock    AR  72117               Fax:    945-2282
                                                                                               Subway/DQT 945-9263

335 tc       14       Ben Oseni                   103 Grimshaw Street                          (318)   728-4100
                                                  I-20 & SR 137 (Exit 138)                     Fax:    728-4236
                                                  Rayville             LA  71269               Wendy's/DQT 728-9592

337 tc       15       David Frankenfield          2015 West Lucas Street                       (803)   662-2646
                                                  I-95 & US Highway 52                         Fax:    662-2893
                                                  Florence             SC  29501               Subway/DQT/Krystal
                                                                                                       662-2673

338 tc       15       Dave Carson                 3008 Highway 321                             (803)   739-2921
                                                  I-26 & US 321                                Fax:    739-4521
                                                  Cayce                SC  29033               Wendy's/DQT 739-5848

340 tc       16       Todd Gray                   465 Highway 95A                              (702)   575-5115
                                                  US Alt. 95 & I-80 (Exit 46)                  Fax:    575-4619
                                                  Fernley              NV  89408               Wendy's/DQT 575-6298


341 tc       8        Mike Hill                   3812 East Craig Road                         (702)   644-1600
                                                  Craig Rd. & Mitchell St. (I-15)              Fax:    644-8432
                                                  North Las Vegas      NV  89030               Pizza Hut/KFC/DQT
                                                                                                       644-8495

344 tc       15       Noah Strong                 4600 South Atlanta Road                      (770)   434-9949
                                                  I-285 (Exit 11)                              Fax:    434-8341
                                                  Smyrna               GA  30080               Subway/KFC

346 tc       15       Mike Delemartre             I-20, Highway 601 South (Exit 92)            (803)   438-5175
                                                  Lugoff               SC  29078               Fax:    438-3947
                                                                                               Subway/DQT 438-5175

348 tc       13       Monte Job                   205 Wilson Road                              Opening March 96
                                                  Bentleyville         PA  15314               Subway

349 tc       9        Michael Bennett             5301 North Cliff Avenue                      (605)   332-7611
                                                  I-90 (Exit 399)                              Fax:    335-1567
                                                  Sioux Falls          SD  57104               Subway/DQT 332-7611

350 tc       16       Warren Post                 1050 Highway 20                              (208)   587-4465
                                                  I-84 (Exit 95)                               Fax:    587-1567
                                                  Mountain Home        ID  83647               Subway/DQT 587-4944

352 tc       14       Mike Frye                   6050 Plaza Drive                             (941)   693-6868
                                                  I-75 (Exit 24)                               Fax:    693-8831
                                                  Fort Myers           FL  33905               Subway/DQT 693-7799

353 tc       12       Tom Richeal                 110 Triport Road                             (502)   863-2708
                                                  I-75 (Exit 129)                              Fax:    863-5012
                                                  Georgetown           KY  40324               Subway  863-2708

354 tc       17       Rod Walker                  819 Buck Creek Road                          (502)   722-5636
                                                  I-64 (Exit 28)                               Fax:    722-5630
                                                  Simpsonville         KY  40067               Subway  722-5636

355 tc       17       Virgil Pounds               P.O. Box 97                                  (502)   743-5931
                                                  Highway 153, I-71 (Exit 28)                  Fax:    743-5610
                                                  Pendleton            KY  40055               Subway  743-5931

356 tc       17       Kevin Stevens               2050 East Blue Lick Road                     (502)   955-5049
                                                  I-65 (Exit 121)                              Fax:    955-9717
                                                  Shepherdsville       KY  40165               Subway/TB 955-5049


357 tc       17       Jim Walker                  12745 Fort Campbell Blvd.                    (502)   439-9490
                                                  I-24 & US 41A (Exit 86)                      Fax:    439-1109
                                                  Oak Grove            KY  42262               Subway/DQT 439-9490

358 tc       17       Johnny Johnson              5353 Cairo Road                              (502)   443-2044
                                                  I-24 (Exit 3)                                Fax:    443-8538
                                                  Paducah              KY  42001               Subway  443-2044

359 tc       17       Danny Tumbleson             P.O. Box 159                                 (314)   683-6056
                                                  I-57 (Exit 10)                               Fax:    683-6016
                                                  Charleston           MO  63834               Subway  683-6056

360 tc       13       Doug Diebert                11471 SR 613W                                (419)   299-3381
                                                  I-75 (Exit 164)                              Fax:    299-3096
                                                  Findlay              OH  45840               Subway/TB 299-3577

361 tc       12       Mark Campbell               5935 West 225 North                          (317)   894-0462
                                                  I-70 (Exit 96)                               Fax:    894-0732
                                                  Greenfield           IN  46140               Subway  894-0462

362 tc       12       Gene Holstein               7455 South State Road 13                     (317)   485-6211
                                                  I-69 (Exit 14)                               Fax:    485-4527
                                                  Pendleton            IN  46064               Subway/TB 485-6211

364 tc       13       Monte Job                   750 N. Carol Malone Blvd.                    (606)   474-6009
                                                  I-64                                         Fax:    474-0436
                                                  Grayson              KY  41143               Wendy's 474-8890

365 tc       16       Mike Hamstra                22717 Avenue 18 1/2                          (209)   673-3878
                                                  Highway 99                                   Fax:    673-7679
                                                  Madera               CA  93637               Subway/DQT 673-2638

366 tc       18       Brian Elliott               6110 Interstate 10E (Exit 793)               (713)   421-2283
                                                  North Main Street                            Fax:    421-7879
                                                  Baytown              TX  77521               Subway/KFC 421-2024

369 tc                Steve Ensminger             901 Bankhead Highway                         Opening 3/12/96
                                                  I-59 (Exit 123)                              Wendy's
                                                  Birmingham           AL  35204

371 tc       8        Brett Davenport             2201 North Park Drive                        (520)   289-9531
                                                  Winslow              AZ  86047               Fax:    289-9558

373 tc       18       Larry Traywick              11957 Douglas Avenue                         (515)   276-1500
                                                  P.O. Box 3975                                Fax:    276-8599
                                                  Des Moines          IA  50322                Subway

374 tc       15       Chris Hannaford             2209 Highway 71                              (904)   482-2148
                                                  I-10 (Exit 21)                               Fax:    482-2136
                                                  Marianna            FL  32448                Arby's 482-4689

377 tc       18       Craig Renshaw               1101 Uniroyal Drive                          (210)   717-5006
                                                  I-35 (Exit 13)                               Fax:    717-5012
                                                  Laredo              TX  78045                Subway/KFC

380 tc       10       Warren Spaulding            107 Seventh North Street                     (315)   424-0124
                                                  Syracuse            NY  13088                Subway/KFC

387 tc       16       Dan Grangroth               791 Tenth Street                             (702)   754-6384
                                                  I-80 (Exit 280)                              Fax:    754-6025
                                                  Carlin              NV  89822                Subway

                                   SCHEDULE 2
                         LIST OF CURRENT PNV EQUIPMENT

Current PNV Equipment:

Satellite Dish & Off-air receive antenna
Processing [head-end] equipment
Telephone PBX switch and operator console
Distribution cables
Parking lot plug-in boxes
Rental coaxial cables
Cable TV "billing" computer and software
Prepaid [debit] phonecard dispenser
Telephone & Cable TV accessories for resale

                                   SCHEDULE 3
                      LIST OF CURRENT PROGRAMMING SCHEDULE

Current Programming Schedule:

===============================================================================
Channel #                          Program
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
2                                  NBC
-------------------------------------------------------------------------------
3                                  Playboy
-------------------------------------------------------------------------------
4                                  ESPN
-------------------------------------------------------------------------------
5                                  Fox
-------------------------------------------------------------------------------
6                                  HBO (East)
-------------------------------------------------------------------------------
7                                  WGN Chicago
-------------------------------------------------------------------------------
8                                  USA
-------------------------------------------------------------------------------
9                                  WTBS Atlanta
-------------------------------------------------------------------------------
10                                 PNV Program Guide and Advertising
-------------------------------------------------------------------------------
11                                 TNN
-------------------------------------------------------------------------------
12                                 Headline News
-------------------------------------------------------------------------------
13                                 ABC
===============================================================================

                                   SCHEDULE 4
                       LIST OF CURRENT TELEPHONE SERVICES


Current Telephone Services:

1-800 calls
Local calls
Operator services
Direct call back to stall # (automated)
Message waiting
Wake-up calls (automated)

                                  AMENDMENT TO
                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS AMENDMENT TO THAT CERTAIN CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Amendment") is entered into effective as of the 11th day of March, 1998, by and between Park 'N View, Inc. ("PNV") and Pilot Corporation ("Operator").

         WHEREAS, PNV and Operator have entered into that certain Cable Television and Telephone Services Agreement dated February 15, 1996 (the "Original Agreement"). Unless otherwise defined in this Amendment, defined terms contained herein have the meaning ascribed to them in the Original Agreement;

         WHEREAS, PNV now offers additional services to truckdrivers (hereinafter referred to as the "New PNV Services" which together with the Services as defined in the Original Agreement are collectively referred to as the PNV Services) and PNV has developed additional sales programs (the "Power Plan") to sell the PNV Services to truckdrivers;

         WHEREAS, the Original Agreement did not address the allocation, between PNV and the Operator, of the revenues or profits derived from the New PNV Services or the Power Plan;

         WHEREAS, PNV and Operator (collectively the "Parties") desire to formally amend the Original Agreement to implement the following changes.

         1. All revenues and profits derived from the sale of the PNV Services shall, during the Term of the Original Agreement (and any renewed term), be allocated between Operator and PNV as set forth on Schedule A attached hereto.

         2. All other terms and provisions of the Original Agreement shall remain in full force and effect. The Parties acknowledge and agree that if PNV provides additional services in the future, the revenue and profit allocations for such services shall be agreed to by the Parties in the form of a letter agreement which shall constitute an amendment to the Original Agreement.

         IN WITNESS WHEREOF, Operator and PNV have caused this Amendment to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

PILOT CORPORATION                        PARK 'N VIEW, Inc.,
                                         a Delaware Corporation


By:  /s/ J. Brad Butcher                 By:   /s/ Ian Williams
   ---------------------------              ---------------------------------
     Real Estate Manager                       Ian Williams, President

-------------------------------------------------------------------------------
                                   SCHEDULE A
-------------------------------------------------------------------------------

                         AMENDMENT TO CABLE TELEVISION
                        AND TELEPHONE SERVICE AGREEMENT

      DESCRIPTION OF SERVICE OR SALE                                   OPERATOR'S PORTION
      ------------------------------                                   ------------------
A.    Gross Receipts Based Programs

      1.  Gross Receipts* from the sale of monthly and           35% for first five (5) years of the Term;
          daily memberships and other services from the          40% for second five (5) years of the Term
          vending machine at each of Operator's
          Truckstop.

      2.  Gross Receipts* from the sale of Power                 35% for first month of service and 10% for each
          Plans at each of Operator's Truckstop.                 additional month of service under Power Plan

      3.  Gross Receipts* from the sale of                       10% of each months receipts will be placed in a
          memberships by telemarketing staff.                    pool and allocated among all Truckstops based
                                                                 upon the number of wired stalls at each Truckstop

      4.  Gross Receipts** from sales to Fleets.                 10% of each months receipts will be placed in a
                                                                 pool and allocated among all Truckstops based
                                                                 upon the number of wired stalls at each Truckstop.

B.    Net Profit Based Programs

      1.  Net Profits*** derived from Advertising.                                   50%

      2.  Net Profits*** derived from Pay Per View.                                  50%

      3.  Net Profits*** derived from sale of long                                   35%
          distance phone time.

* Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

** Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time, direct sales commissions and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

*** Net Profits shall mean the aggregate gross revenue collected by PNV or Operator less Directly Related Expenses. Directly Related Expenses shall mean all direct costs and expenses incurred by PNV with respect to the:
     (i) acquisition and installation of the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System;
     (ii) sale, promotion and production of advertising, Pay-Per-View or long distance phone time; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising, Pay-Per-View or long distance phone time; (iv) fees paid to pay-per-view programmers; and (v) fees paid or costs incurred to provide long distance phone time. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising, Pay-Per-View or long distance phone time over the System.